EXHIBIT 99
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   CONTACT:  Sue Rageas                    Bev Fleming
             Public Relations              Investor Relations
             (312) 444-4279                (312) 444-7811

   FOR IMMEDIATE RELEASE
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                 NORTHERN TRUST DECLARES QUARTERLY DIVIDEND;
                    SHARE REPURCHASE AUTHORITY INCREASED

   CHICAGO, Wed., April 16, 2003 -- Northern Trust Corporation

   (Nasdaq:NTRS), holding company of The Northern Trust Company,

   yesterday declared a quarterly cash dividend of $0.17 per share on its common stock, $1.66-2/3 par value.  The dividend is payable on July 1,

   2003, to stockholders of record at the close of business on June 10,

   2003.

        The Corporation also announced that its Board of Directors increased the Corporation's common stock buy-back authorization by approximately 11.5 million shares, thus allowing the purchase in the future of up to an aggregate of 12.0 million shares of the

   Corporation s common stock.  The shares may be repurchased from time to time in open market purchases, and would be held as treasury shares and used for general corporate purposes.  Since authorization under the buy-back program was last increased to 12.0 million shares in mid-

   1999, the Corporation has repurchased a total of approximately 11.5 million shares.

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